UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2017

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 1, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of Celldex Therapeutics, Inc. (the “Company” or “Celldex”), the Board of Directors of Celldex increased the size of the board to eight members and appointed James Marino, age 67, effective immediately, to fill the newly created director position. Mr. Marino will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal.  Mr. Marino has also been appointed to serve as chairperson of the Company’s Compensation Committee.

Mr. Marino has served as a member of the board of directors of Onconova Therapeutics, Inc. (NASDAQ: ONTX) since July 2015. Prior to July 2015, Mr. Marino was a Partner at the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton Office. Previously, he served on the board of directors of Pharmacopeia Inc. and has worked in advisory capacities and on the boards of multiple non-profit organizations, including Robert Wood Johnson University Hospital. He currently serves on the Board of Trustees of Wake Forest University and Wake Forest University Baptist Medical Center. Mr. Marino received his B.A., M.B.A., and J.D. from Rutgers University.

Mr. Marino will participate in the Company’s standard non-employee director compensation plan, including an initial option grant to purchase 8,000 shares of the Company’s common stock upon joining the Board, an annual cash retainer fee of $45,000 (pro-rated for the current year), an additional annual cash retainer fee of $25,000 (pro-rated for the current year) for service as chairperson of the Compensation Committee, an annual award of 10,000 shares of the Company’s restricted stock and an annual stock option grant to purchase 15,000 shares of the Company’s common stock.

Item 7.01. Regulation FD Disclosure.

On March 1, 2017, the Company issued a press release announcing the appointment of James Marino to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release dated March 1, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: March 1, 2017